UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 29, 2024

AMERICAN COASTAL INSURANCE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware		001-35761		75-3241967
(State or other jurisdiction of incorporation)		(Commission File Number)		(IRS Employer Identification No.)

800 2nd Avenue S.				33701
Saint Petersburg,	FL
(Address of principal executive offices)				(Zip Code)

		(727)	633-0851
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.0001 par value per share	ACIC	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Effective June 1, 2024, American Coastal Insurance Corporation, through its insurance subsidiaries American Coastal Insurance Company (AmCoastal) and Interboro Insurance Company (IIC), renewed its catastrophe reinsurance programs.

Highlights of these agreements are as follows:

American Coastal Insurance Company catastrophe reinsurance program

•For 2024/25, AmCoastal purchased approximately $1.454 billion of occurrence-based limit in the aggregate, an increase of $132 million, or 10.0%, from the $1.322 billion of occurrence-based limit in the aggregate purchased for the 2023/24 core catastrophe reinsurance program.
•Perils covered include windstorms named or numbered by the National Hurricane Center exposure of AmCoastal in Florida. Separately, AmCoastal placed an all-other perils catastrophe excess of loss program on January 1, 2024, and an excess of loss per risk program for non-catastrophe losses effective February 1, 2024.
•Occurrence-based structure with estimated first event limit of $1.16 billion.
•Sufficient coverage for approximately a 1-in-208-year event; and a 1-in-100-year event followed by a 1-in-50-year event in the same season.
•First event retention of up to $20.5 million per occurrence, with $10.0 million retained by AmCoastal and $10.5 million retained by our captive, an increase of $8.2 million from the captive’s $2.3 million retention in the 2023/24 Core CAT program.
•Second event retention of up to $13.0 million per occurrence assuming a 1-in-100-year event followed by a 1-in-50-year event in the same season.
•For the Florida Hurricane Catastrophe Fund (FHCF) Reimbursement Contract effective June 1, 2024, AmCoastal elected 90% coverage. The total mandatory FHCF layer is projected to provide approximately $519.3 million of total Florida-only coverage attaching at $292.7 million and exhausting at $869.7 million, which inures to the benefit of the open market catastrophe reinsurance program.
•Placed an external quota share at a 20.0% cession rate with an unaffiliated reinsurer holding an AM Best rating of A+ providing coverage for all catastrophe perils and attritional losses, subject to defined occurrence and aggregate limitations.
•Excluding the unaffiliated 20.0% quota share, the total cost of AmCoastal’s 2024/25 catastrophe excess of loss reinsurance programs, excluding potential reinstatement premium, is approximately $208.2 million, a decrease of $19.3 million or 8.5%, from the 2023/24 core catastrophe excess of loss reinsurance program cost.

Interboro Insurance Company catastrophe reinsurance program

•For 2024/25, IIC purchased $82.5 million of catastrophe reinsurance limit per occurrence, an increase of $0.5 million or 1.0%, from the $82.0 million of limit per occurrence in 2023/24.
◦Coverage is for all catastrophe perils underwritten by IIC in New York.
◦First and second event retention of $2.5 million per occurrence is down $0.5 million from the 2023/24 program.
◦Aggregate limit of $165.0 million, an increase of $51.0 million or 44.7%, from the $114.0 million of aggregate limit in 2023/24
◦Sufficient coverage for approximately two 1-in-130-year events in the same season.
◦The total cost of IIC’s 2024/25 catastrophe excess of loss reinsurance programs is approximately $8.2 million, a decrease of $0.9 million or 9.7%, from the $9.1 million of total cost for IIC’s 2023/24 catastrophe excess of loss reinsurance program.

This Item 8.01 may contain forward-looking statements about our reinsurance program and related attachment point, total coverage and costs. These statements are subject to the Private Securities Litigation Reform Act of 1995 and are based on management's estimates, assumptions and projections. These forward-looking statements can generally be identified as such because the context of the statement includes words such as estimate, expect or words of similar nature. The actual changes to our reinsurance program and related attachment point, total coverage and costs may differ materially from those discussed in this report, depending on our reinsurers' capacity to pay claims and related adjustment provisions in our agreements with the private reinsurers.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

AMERICAN COASTAL INSURANCE CORPORATION
May 29, 2024	By:	/s/ B. Bradford Martz
B. Bradford Martz, President